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                                  EXHIBIT 99.1

                                    CONTACT:          DAN GIBSON
                                                      (914) 640-8175

FOR IMMEDIATE RELEASE

                STARWOOD RAISES $500 MILLION THROUGH OFFERING OF
                      ZERO COUPON CONVERTIBLE SENIOR NOTES

      WHITE PLAINS, NEW YORK, MAY 7, 2001--Starwood Hotels & Resorts Worldwide, Inc. (the "Company") (NYSE: HOT) announced today that it has agreed to sell two separate series of zero-coupon convertible senior notes due 2021 ("Series A Notes" and "Series B Notes"). The Company anticipates gross proceeds of approximately $200 million from the sale of Series A Notes and $300 million from the sale of Series B Notes, and will use those proceeds to repay a portion of its increasing rate notes that currently bear interest at LIBOR plus 275 basis points. The initial purchaser of the notes will have a 30-day option to purchase additional notes to cover over-allotment. This option could give the Company an additional $100 million of gross proceeds.
      The Series A Notes will carry a yield to maturity of 1.00% with an initial conversion premium of 38% on the closing price of Starwood's stock on Friday, May 4 of $37.85. The Company may not redeem the notes prior to May 25, 2004, but may at the option of the holders be required to purchase the notes at their accreted value on May 25 of each of 2002, 2004, 2006, 2011, 2016. So long as Starwood's closing price exceeds 120% of the accreted Series A Note conversion price, the notes will be convertible at the option of the holders into an aggregate of approximately 4.6 million shares assuming the over allotment is exercised.
      The Series B Notes will carry a yield to maturity of 3.25% with an initial conversion premium of 36% on the closing price of Starwood's stock on Friday, May 4 of $37.85. The Company may not redeem the notes prior to May 25, 2004, but may at the option of the holders be required to purchase the notes at their accreted value on May 25 of each of 2004, 2006, 2011, 2016. So long as Starwood's closing price

                              - more -
exceeds 120% of the accreted Series B Note conversion price, the notes will be convertible at the option of the holders into an aggregate of approximately 7.0 million shares assuming the over allotment is exercised.
      Upon redemption, repurchase or maturity, Starwood may choose to pay the purchase price in cash or Starwood shares at the Company's option. The offering is scheduled to close on May 25, 2001.
      This notice does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities. The offering is being made only to qualified institutional buyers. The notes and the shares of common stock issuable upon conversion have not been registered under the United States or state
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securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
      Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 725 properties in 80 countries and 120,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchiser of hotels and resorts including: St. Regis(R), The Luxury Collection(R), Sheraton(R), Westin(R), Four Points(R) by Sheraton, W(R) brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit us at www.starwoodhotels.com.

(Note: This release contains certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated at the time the forward-looking statements are made, including, without limitation, risks and uncertainties associated with the following: the continued ability of the Trust to qualify for taxation as a REIT; Starwood's ability to attract and retain personnel; completion, terms and timing of future acquisitions and dispositions; the availability of capital for acquisitions and for renovations; execution of hotel renovation and expansion programs; the ability to maintain existing management, franchise or representation agreements and to obtain new agreements on favorable terms; competition within the lodging industry and from emerging technologies, the cyclicality of the real estate business; and the hotel business; foreign exchange fluctuations and exchange control restrictions; general real estate and national and international economic conditions; political, financial and economic conditions and uncertainties in countries in which Starwood owns property or operates; and the other risks and uncertainties set forth in the annual, quarterly and current reports and proxy statements of the Trust and Starwood. Starwood undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)